UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: November 10, 2005
                        (Date of earliest event reported)

                      21ST CENTURY HOLDING COMPANY
         (Exact name of registrant as specified in its charter)

         Florida                      0-2500111                 65-0248866
-------------------------------  -------------------------  --------------------
(State or other jurisdiction of   (Commission File Number)  (I.R.S. Employer
    incorporation)                                           Identification No.)

    3661 West Oakland Park Blvd., Suite 300
             Lauderdale Lakes, FL                        33311
   ----------------------------------------         ------------------
   (Address of principal executive offices)            (Zip Code)

       Registrant's telephone number, including area code: (954) 581-9993

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFT 240.13e-4( c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers

      Effective as of November 10, 2005, Richard Widdicombe has agreed to resign as the Company's Chief Executive Officer and Director. Mr. Widdicombe is resigning for personal reasons and does not have any disagreements with the Company. Mr. Widdicombe and the Company intend to enter into a separation and release agreement, which will provide for Mr. Widdicombe to remain with the Company for another month to oversee the transition to the new Chief Executive Officer.

      Effective as of November 10, 2005, Edward Lawson, the Company's Edward Lawson, the Company's President and former Chief Executive Officer, will resume the position of Chief Executive Officer, as well as retaining his current duties.

      Mr. Lawson has an employment agreement with the Company in which his annual salary in $117,000 per year and his monthly car allowance is $1,125. Mr. Lawson entered into this employment agreement with the Company effective as of September 1, 1998 and it was amended in December 2004. Mr. Lawson's employment agreement prohibits him from directly or indirectly competing with the Company for a one year period after termination for any reason except a termination without Cause. If a Change of Control (as defined in the employment agreement) occurs, the employment agreement provides for the continued employment of Mr. Lawson for a period of two years following the Change of Control. In addition, following the Change of Control, if Mr. Lawson's employment is terminated by the Company other than for Cause or by reason of his death or disability, or by Mr. Lawson for certain specified reasons (such as a reduction of compensation or a diminution of duties), he will receive a lump sum cash payment equal to 299% of the cash compensation received by him other during the 12 calendar months prior to such termination.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  21ST CENTURY HOLDING COMPANY


Date:  November 10, 2005          By:   /s/   JAMES GORDON JENNINGS, III
                                      ---------------------------------------
                                  Name:    James Gordon Jennings, III
                                  Title:   Chief Financial Officer
                                  (Principal Accounting and Financial Officer)